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                                                                   EXHIBIT 10.17

                                 AMENDMENT NO. 2

                                       TO

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         This Amendment No. 2 to Amended and Restated Employment Agreement is entered into effective September 1, 1999 by and between CB Richard Ellis Services, Inc., a Delaware Corporation (the "Company") and James J. Didion ("Executive").

                                   Witnesseth:

         Whereas CBRE and Executive have heretofore entered into an Amended and Restated Employment Agreement dated as of March 3, 1999 as amended and Amendment No. 1 dated May 18, 1999 (collectively the "Employment Agreement"); and

         Whereas the parties now wish to provide that Executive's salary under the Employment Agreement as amended shall be subject to adjustment to reflect changes in the cost of living.

         Now therefore the parties hereby agree as follows:

         Section 3(a) of the Employment Agreement is further amended by adding the following paragraph at the end thereof.

         "Every September 1 (commencing September 1, 2000) Employee's annual salary for the next twelve months shall be adjusted by multiplying the salary in effect on the immediately preceding August 31 by a fraction the numerator of which is one hundred plus the percentage change in the Applicable Index from September 1, 1999 to the September 1 as of which the calculation is being made and the denominator of which is the level of such index at the preceding September 1. In the event the Applicable Index is not available until a date later than the September 1 as of which an adjustment is being made then the adjustment shall be made as soon as reasonably possible after the Applicable Index is available and Employee's next salary check shall reflect the adjustment for the period during which the Applicable Index was not available. The Applicable Index means the United States Labor Department Cost of Living Index (San Francisco Bay Area)."

         Except as specifically set forth herein the Employment Agreement shall continue in accordance with its terms.

         In witness whereof the parties have caused this Amendment No. 2 to be executed this 15th day of September 1999.

                                    CB Richard Ellis Services, Inc.

                                    By:        /s/ Ray Wirta
                                               ---------------------------------
                                               Ray Wirta,
                                               Chief Executive Officer


                                    Employee:  /s/ James J. Didion
                                               ---------------------------------
                                               James J. Didion